June 12, 1997






Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549




Jyra Research Inc.
  SEC File No. 333-19183



Dear Sir:

   We refer to the registration statement
on Form S-1, Registration No.333-19183 (as amended, the "Registration Statement") filed by Jyra Research Inc. Corp., a
Delaware corporation (the "Company"), with the Securities and Exchange Commission (the
"Commission"), relating to the resale by certain persons ("Selling Shareholders") of a maximum of 1,043,100 shares of Common
Stock, par value $.001 per share (the
"Common Stock"), of the Company originally offered and sold by the Company in 1996.

     We have examined copies of the
Certificate of Incorporation, as amended through the date hereof and By-Laws of the Company, the Registration Statement, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and other records and documents that we have deemed necessary for the purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.

     In our review, we have assumed the
genuineness of all signatures and the
conformity to original documents of all
copies submitted to us.  As to various
questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

     Based upon the foregoing, it is our
opinion that the Common Stock proposed to be resold by the Selling Shareholders, in the manner contemplated by the Registration
Statement, is validly issued, fully paid and non-assessable.

     We hereby consent to the use of this
opinion as an exhibit to the Registration
Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We are qualified to practice law in
the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of
Delaware.

                               Sincerely,




                               Berns &
Berns